Exhibit 99

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             EXECUTIVE OFFICES:
        5935 CARNEGIE BOULEVARD       [Glenayre Logo Appears Here]
            CHARLOTTE, NC 28209
            TEL: (704) 553-0038
            FAX: (704) 553-7878
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NEWS RELEASE                                  CONTACT:  Stan Ciepcielinski, CFO
                                                                 (704) 553-0038


                      DERIVATIVE SHAREHOLDER LAWSUIT FILED
                   AGAINST DIRECTORS OF GLENAYRE TECHNOLOGIES

Charlotte, N.C., Feb. 26, 1997 -- Glenayre Technologies Inc. (Nasdaq: GEMS) confirmed today that a shareholder's derivative lawsuit has been filed by one Glenayre shareholder against certain current and former members of Glenayre's Board of Directors. The lawsuit was filed on February 20, 1997, in the United States District Court for the Southern District of New York.

The lawsuit alleges that certain current and former Board members breached their duties to Glenayre, and thereby subjected Glenayre to the previously filed shareholders' lawsuit.

Glenayre President and CEO Gary Smith announced, "As I stated last November, we believe that the allegations of the so-called shareholders' lawsuit are totally without merit. The new lawsuit is basically a repackaging of the same allegations and we believe that it is also meritless. Both suits will be defended vigorously."

Glenayre Technologies is a worldwide provider of telecommunications equipment and related software used by leading personal communications service providers. The company specializes in paging, cellular, voice processing, mobile data and point-to-point wireless interconnection products and systems. Glenayre is a member of the Nasdaq-100 Index(R). Additional information about Glenayre is available on the company's Web Site at: http://www.glenayre.com.

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